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                                                                EXHIBIT 23.2

                    [DELOITTE & TOUCHE LLP LETTERHEAD]




INDEPENDENT AUDITORS CONSENT



We consent to the incorporation by reference in this Registration Statement of Hoenig Group Inc. on Form S-8 of our report dated March 20, 1996, appearing in the Annual Report on Form 10-K of Hoenig Group Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche, LLP


September 27, 1996